AMENDED AND RESTATED
BYLAWS
OF
NETFLIX, INC.
(as of June 7, 2022)

TABLE OF CONTENTS

Page
ARTICLE I	CORPORATE OFFICES	1

Item 1.1	REGISTERED OFFICE	1
Item 1.2	OTHER OFFICES	1

ARTICLE II	MEETINGS OF STOCKHOLDERS	1

Item 2.1	PLACE OF MEETINGS	1
Item 2.2	ANNUAL MEETING	1
Item 2.3	SPECIAL MEETING	1
Item 2.4	NOTICE OF STOCKHOLDERS’ MEETINGS; EXCEPTION TO REQUIREMENTS OF NOTICE	~~2~~ 4
Item 2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	~~3~~ 5
Item 2.6	QUORUM	~~3~~ 5
Item 2.7	ADJOURNED AND POSTPONED MEETINGS	~~3~~ 5
Item 2.8	VOTING	~~4~~ 6
Item 2.9	WAIVER OF NOTICE	~~4~~ 7
Item 2.10	RECORD DATE FOR STOCKHOLDER NOTICE	~~4~~ 7
Item 2.11	PROXIES	~~5~~ 8
Item 2.12	LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER	~~5~~ 8
Item 2.13	ADVANCE NOTICE PROCEDURES	~~6~~ 9
Item 2.14	ORGANIZATION	~~12~~ 14
Item 2.15	NOTICE BY ELECTRONIC TRANSMISSION	~~13~~ 15

ARTICLE III	DIRECTORS	~~13~~ 15

Item 3.1	POWERS	~~14~~ 15
Item 3.2	NUMBER OF DIRECTORS	~~14~~ 15
Item 3.3	ELECTION~~,~~ AND QUALIFICATION ~~AND TERM OF OFFICE~~ OF DIRECTORS	~~14~~ 16
Item 3.4	RESIGNATION AND VACANCIES	~~15~~ 16
Item 3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	~~15~~ 17
Item 3.6	RESERVED	~~15~~ 17
Item 3.7	REGULAR MEETINGS	~~15~~ 17
Item 3.8	SPECIAL MEETINGS; NOTICE	~~15~~ 17
Item 3.9	QUORUM	~~16~~ 18
Item 3.10	WAIVER OF NOTICE	~~16~~ 18
Item 3.11	ADJOURNED MEETING; NOTICE	~~17~~ 18
Item 3.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	~~17~~ 18
Item 3.13	FEES AND COMPENSATION OF DIRECTORS	~~17~~ 18
Item 3.14	RESERVED	~~17~~ 19
Item 3.15	REMOVAL OF DIRECTORS	~~17~~ 19
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Item 3.16	PROXY ACCESS FOR DIRECTOR NOMINATIONS	~~17~~ 19
Item 3.17	DIRECTOR NOMINEE REPRESENTATION AND AGREEMENT	~~24~~ 25

ARTICLE IV	COMMITTEES	25

Item 4.1	COMMITTEES OF DIRECTORS	25
Item 4.2	COMMITTEE MINUTES	25
Item 4.3	MEETINGS AND ACTION OF COMMITTEES	25

ARTICLE V	OFFICERS	26

Item 5.1	OFFICERS	26
Item 5.2	ELECTION OF OFFICERS	26
Item 5.3	SUBORDINATE OFFICERS	26
Item 5.4	REMOVAL AND RESIGNATION OF OFFICERS	26
Item 5.5	VACANCIES IN OFFICES	27
Item 5.6	CHAIRPERSON OF THE BOARD	27
Item 5.7	CHIEF EXECUTIVE OFFICER	27
Item 5.8	PRESIDENT	27
Item 5.9	VICE PRESIDENT	~~28~~ 27
Item 5.10	SECRETARY	~~28~~ 27
Item 5.11	CHIEF OPERATING OFFICER	28
Item 5.12	CHIEF FINANCIAL OFFICER	~~29~~ 28
Item 5.13	ASSISTANT SECRETARY	~~29~~ 28
Item 5.14	ASSISTANT TREASURER	~~29~~ 28
Item 5.15	AUTHORITY AND DUTIES OF OFFICERS	29

ARTICLE VI	INDEMNITY	~~30~~ 29

Item 6.1	RIGHT TO INDEMNIFICATION	29
Item 6.2	RIGHT TO ADVANCEMENT OF EXPENSES	~~30~~ 29
Item 6.3	RIGHT OF INDEMNITEE TO BRING SUIT	30
Item 6.4	NON-EXCLUSIVITY OF RIGHTS	31
Item 6.5	INSURANCE	~~32~~ 31
Item 6.6	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION	~~32~~ 31
Item 6.7	DEFINITIONS	31

ARTICLE VII	RECORDS AND REPORTS	~~34~~ 33

Item 7.1	MAINTENANCE AND INSPECTION OF RECORDS	~~34~~ 33
Item 7.2	INSPECTION BY DIRECTORS	33
Item 7.3	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	34

ARTICLE VIII	GENERAL MATTERS	~~36~~ 34

Item 8.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	34
Item 8.2	STOCK CERTIFICATES; PARTLY PAID SHARES	34
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AMENDED AND RESTATED
BYLAWS
OF
NETFLIX, INC.
ARTICLE I
CORPORATE OFFICES
1.1    REGISTERED OFFICE
The registered office of Netflix, Inc. (the “corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.
1.2    OTHER OFFICES
The Board of Directors of the corporation (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1    PLACE OF MEETINGS
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of Delaware.
2.2    ANNUAL MEETING
The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.
2.3    SPECIAL MEETING
(a)    Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, special meetings of the stockholders may be called at any time only by or at the direction of (i) the Board acting pursuant to a resolution duly adopted by a majority of the ~~Whole Board (as defined below), the Chairperson of the Board, any Chief Executive Officer or the President. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting (or any supplement thereto). The term “Whole Board” shall mean the~~ total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships~~.~~ (the “Whole Board”), (ii) the Chairperson of the Board, any Chief Executive Officer or the President, or (iii) the Secretary of the corporation at the written request of stockholders of record who are acting on behalf of beneficial owners (which may include such stockholders of record) who Own (as defined in Section 3.16(e) of these amended and restated bylaws of the corporation (as amended from time to time) (the “Bylaws”)) not less than twenty percent (20%) of the outstanding shares of common stock of the corporation entitled to vote at meetings of the stockholders as of the record date fixed in accordance with these Bylaws to determine who may deliver a written request to call such special meeting; provided that each such owner must have Owned such shares of common stock of the corporation continuously for the one (1) year period ending on such record date and must continue to Own such shares through the conclusion of the special meeting (such aggregate shares Owned for the requisite period, the “required percentage”).
The Board shall have the sole authority to interpret the provisions of this Section 2.3 and Section 3.16(e) of these Bylaws and to determine whether a stockholder of record or beneficial owner has complied with such provisions. Each such interpretation and determination shall be set forth in a written resolution filed with the Secretary of the corporation and shall be binding upon the corporation and its stockholders.
At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting.
(b)    Any stockholder of record (whether acting for him-, her- or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary, demand that the Board fix a record date to determine the stockholders of record who are entitled to deliver a written request to call a special meeting (such record date, the “ownership record date”). A written demand to fix an ownership record date shall include all of the information that must be included in a written request to call a special meeting, as set forth in Section 2.3(d). The Board may fix the ownership record date within 10 days of the Secretary’s receipt of a valid demand to fix the ownership record date complying with the immediately preceding sentence. The ownership record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the ownership record date is adopted by the Board. If an ownership record date is not fixed by the Board within the period set forth above, the ownership record date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting (the “first written request date”). If no demand is made for an ownership record date, then the first written request date including the information set forth in this Section 2.3(b) shall be deemed to be a demand for an ownership record date.
(c)    A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, the stockholder of record may deliver a written request to call a special meeting solely with respect to the common stock of the corporation beneficially owned by the beneficial owner who is directing the stockholder of record to sign such written request to call a special meeting.
(d)    Each written request to call a special meeting shall include the following: (i) the signature of the stockholder of record submitting such request and the date such request was signed and (ii) as to the beneficial owner, if any, directing such stockholder of record to sign the written request to call a special meeting and as to such stockholder of record (unless such stockholder of record is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each stockholder of record who is not acting solely as a nominee, a “disclosing party”) and as to each matter of business such stockholder intends to bring before the special meeting:
(1)    all of the information required to be disclosed pursuant to Section 2.13(a)(ii) of these Bylaws (which information shall be supplemented (by delivery to the Secretary) by each disclosing party, (I) not later than ten (10) days after the record date for determining the stockholders of record entitled to notice of and to vote at the special meeting (such record date, the “meeting record date”), to disclose the foregoing information as of the meeting record date and (II) not later than the fifth (5th) day before the special meeting (or any adjournment or postponement thereof), to disclose the foregoing information as of the date that is ten (10) days prior to the special meeting or any such adjournment or postponement);
(2)    with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether or not any disclosing party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock of the corporation required under applicable law to carry such proposal (such statement, a “solicitation statement”); and
(3)    any additional information necessary to verify the required percentage requirements relating to any such disclosing party.
Each time a disclosing party’s Ownership position decreases following the delivery of the foregoing information to the Secretary, such disclosing party shall notify the corporation of his, her or its decreased Ownership position, together with all information necessary to verify such position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier.
(e)    The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting pursuant to Section 2.3(a)(iii):
(i)    that does not comply with the preceding provisions of this Section 2.3 or the Certificate;
(ii)    that relates to an item of business that is not a proper subject for stockholder action under applicable law;
(iii)    if such written request to call a special meeting is delivered between the time beginning on the 61st day after the earliest date of signature on a written request to call a special meeting, that has been delivered to the Secretary, relating to an identical or substantially similar item other than the election or removal of directors (as determined by the Board, a “Similar Item”) and ending on the one-year anniversary of such earliest date;
(iv)    if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such written request to call a special meeting; or
(v)    if a Similar Item has been presented at any meeting of stockholders held within 180 days prior to receipt by the Secretary of such written request to call a special meeting.
(f)    Revocations:
(i)    A stockholder of record may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the corporation. A beneficial owner that has directed a stockholder of record to request a special meeting on its behalf may revoke such request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the corporation.
(ii)    All written requests for a special meeting shall be deemed revoked:

(1)    upon the first date that, after giving effect to revocation(s) and notices of Ownership position decreases (pursuant to Section 2.3(f)(i) and the last sentence of Section 2.3(d), respectively), the aggregate Ownership position of all the disclosing parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases to a number of shares of common stock less than the required percentage;
(2)    if any disclosing party who has provided a solicitation statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or
(3)    if any disclosing party does not provide the supplemental information required by Section 2.3(d)(3) or by the final sentence of Section 2.3(d), in accordance with such provisions.
(iii)    If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board shall have the discretion to determine whether or not to proceed with the special meeting.
(g)    The Board shall determine the place, and fix the date and time, of any special meeting called at the request of one (1) or more stockholders. The meeting record date for the special meeting shall be fixed in accordance with Section 2.10 of these Bylaws.
2.4    NOTICE OF STOCKHOLDERS’ MEETINGS; EXCEPTION TO REQUIREMENTS OF NOTICE
All notices of meetings with stockholders shall be in the form of a writing or electronic transmission and shall be sent or otherwise given in accordance with Section 2.5 of these ~~amended and restated bylaws of the corporation (these “~~Bylaws~~”)~~, unless otherwise required by law, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any meeting of stockholders may be adjourned or postponed from time to time by the chairperson of such meeting or by the Board, and, unless the Certificate of Incorporation of the corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the “Certificate”) provides otherwise, any special meeting of the stockholders may be cancelled by the Chairperson of the Board or by a resolution duly adopted by a majority of the Board members then in office, in accordance with these Bylaws in the case of a special meeting requested by stockholders of the corporation, upon public notice given prior to the date previously scheduled for such meeting of stockholders.
Whenever notice is required to be given, under the General Corporation Law of Delaware, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice, except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the General Corporation Law of Delaware.
The exception in clause (a) of the preceding paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
Written notice of any meeting of stockholders, (a) if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation, (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (c) if given by electronic mail, when directed to such stockholder’s electronic mail address unless such stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by applicable law, the Certificate or these Bylaws. An affidavit of the Secretary or an Assistant Secretary of the corporation, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6    QUORUM
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Certificate. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, or the Chair of the meeting, shall have power to adjourn the meeting in accordance with Section 2.7 of these Bylaws from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.7    ADJOURNED AND POSTPONED MEETINGS
When a meeting is adjourned to another time or place or postponed, unless these Bylaws otherwise require, notice need not be given of the adjourned or postponed meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of Delaware) are announced at the meeting at which the adjournment is taken or, with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) calendar days, or if after the adjournment or postponement a new record date is fixed for the adjourned or postponed meeting, a notice of the adjourned or postponed meeting shall be given to each stockholder of record entitled to vote at the meeting. The chairperson of the meeting shall have the power to adjourn or postpone any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.
2.8    VOTING
(a)    The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).
(b)    Except as otherwise provided in the provisions of Section 213 of the General Corporation Law of Delaware (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, and subject to Section 2.10 of these Bylaws, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.11 of these Bylaws.
(c)    Except as set forth below, the election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of these Bylaws, a “majority of votes cast” shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the total number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 2.13 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with these Bylaws; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity or compliance with these Bylaws. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
(d)    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board. The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind such decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting of stockholders (or prior to the annual meeting of stockholders in 2025, until the annual meeting of stockholders at which the term of office of the class to which such director stood for election expires) and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of these Bylaws or may decrease the size of the Board.
(e)    In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these Bylaws, or required by the rules and regulations of the primary securities exchange or quotation system on which the shares of the corporation are listed or quoted for trading, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. ~~Directors shall be elected by ballot and, subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, by a plurality of the votes cast thereat.~~
2.9    WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by law, the Certificate or these Bylaws.
2.10    RECORD DATE FOR STOCKHOLDER NOTICE
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action, except as otherwise provided in Section 2.3 of these Bylaws.
If the Board does not so fix a record date:
(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, except as otherwise provided in Section 2.3 of these Bylaws.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
2.11    PROXIES
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it as proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporation Law of Delaware or as otherwise provided under Delaware law. Execution of a document authorizing another person or persons to act for such stockholder as proxy may be accomplished in the manner permitted by the General Corporation Law of Delaware, including by electronic signature, by the stockholder or such stockholder’s authorized officer, director, employee or agent. Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.
2.12    LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER
The corporation shall prepare, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.12 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) calendar days prior to the meeting: (a) on a reasonably accessible electronic network~~,~~; provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal executive offices of the corporation.
In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.12 or the books and records of the corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the corporation shall refer to one (1) or more records administered by or on behalf of the corporation in which the names of all of the corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the General Corporation Law of Delaware.
2.13    ADVANCE NOTICE PROCEDURES
(a)    Advance Notice of Stockholder Business at an Annual Meeting of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations for election to the Board, which must comply with the provisions of Section 2.13(b)) must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board (or any duly authorized committee thereof), or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.13(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.13(a). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, clause (C) ~~above~~of this Section 2.13(a) shall be the exclusive means for a stockholder (other than nominations for election to the Board, which must comply with the provisions of Section 2.13(b)) to bring business before an annual meeting of stockholders.
(i)    To comply with clause (C) ~~above~~ of this Section 2.13(a), a stockholder’s notice must set forth all information required under this Section 2.13(a) and must be timely received by the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the forty fifth (45th) calendar day nor earlier than the seventy fifth (75th) calendar day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than sixty (60) calendar days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) calendar day prior to such annual meeting, or (B) the tenth (10th) calendar day following the day on which such notice was mailed or Public Announcement (as defined below) of the date of such annual meeting is first made, whichever occurs first. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.13(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).
(ii)    To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder intends to bring before the ~~annual~~ meeting (1) a brief description of the business intended to be brought before the ~~annual~~ meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the ~~annual~~ meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such stockholder or any Stockholder Associated Person, and any other person or persons (including their names) in connection with or relating to (A) the corporation or (B) the proposal, including any material interest of the stockholder or a Stockholder Associated Person in, or anticipated benefit from the proposal to the stockholder or a Stockholder Associated Person from, such business, (6) a representation that the stockholder or a Stockholder Associated Person intends to appear in person or by proxy at the ~~annual~~ meeting to bring such business before the meeting, (7) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal and (8) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the ~~annual~~ meeting pursuant to Section 14 of the 1934 Act, and the rules and regulations promulgated thereunder (such information provided and statements made as required by clauses (1) through (8), a “Business Solicitation Statement”).
In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented and delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than ten (10) calendar days following the record date to disclose the information contained in clauses (3) and (4) above, or such other information as may be necessary so that the information provided or required to be provided in such notice shall be true and correct, as of the record date. For purposes of this Section 2.13, a “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder or any beneficial owner described in the immediately following clause (B), (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B). For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.13 or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect.
(iii)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.13(a) and, if applicable, Section 2.13(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions prescribed by these Bylaws, including this Section 2.13(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting, and any such business not properly brought before the annual meeting shall not be conducted.
(iv)    In addition, notwithstanding the provisions of this Section 2.13, a stockholder shall comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.
(b)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.13(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board (or any duly authorized committee thereof), (B) provided that the corporation’s notice of meeting provides that directors shall be elected at such annual meeting, by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.13(b) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.13(b), or (C) by an Eligible Stockholder (as defined in Section 3.16 of these Bylaws) who complies with the procedures set forth in Section 3.16 of these Bylaws. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (B) ~~above~~ of this Section 2.13(b), such stockholder must have given timely notice thereof (a “Nomination Notice”) in proper written form to the Secretary of the corporation.
(i)    To comply with clause (B) of Section 2.13(b) ~~above~~, a Nomination Notice must set forth all information required under this Section 2.13(b) and must be delivered to or be mailed and received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, Section 2.13(a)(i) above.
(ii)    To be in proper written form, a Nomination Notice shall set forth:
(1)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director:
(A)    the name, age, business address and residence address of the nominee;
(B)    the principal occupation or employment of the nominee;
(C)    (1) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee or held or beneficially held by the nominee and any Stockholder Associated Person and (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by the nominee or any Stockholder Associated Person, and the number of such shares of stock of the corporation held by each such nominee holder;
(D)    whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;
(E)    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder (including regarding future employment or any future transactions to which the corporation will or may be a party);
(F)    a written statement executed by the nominee consenting to serve as a director if so elected and acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders;
(G)    the written representation and agreement required by Section 3.17 of these Bylaws;
(H)    any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
(2)    as to such stockholder giving notice, and the beneficial owner, if any, on whose behalf the nomination is being made:
(A)    the information required to be provided pursuant to clauses (2) through (6) and (8) of Section 2.13(a)(ii) above, and the supplement referenced in the second sentence of Section 2.13(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph); and
(B)    a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).
(iii)    At the request of the Board, any person nominated by a stockholder for election as a director must furnish to the Secretary of the corporation (1) that information required to be set forth in the stockholder’s Nomination Notice of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.13(b).
(iv)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.13(b) or Section 3.16 of these Bylaws. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. For the avoidance of doubt, if a nominee and/or the stockholder providing a Nomination Notice relating to such nominee breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.13, as determined by the Board (or any duly authorized committee thereof) or the chairperson of the annual meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 2.13 and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(c)    Advance Notice of Stockholder Business at Special Meetings of Stockholders.
At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business (other than nominations for election to the Board, which must comply with the provisions of Section 2.13(d)) must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the special meeting, by or at the direction of the Board, or (c) specified in the corporation’s notice of meeting (or any supplement thereto) given by the corporation pursuant to a valid stockholder request in accordance with Section 2.3 of these Bylaws; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting. To be properly brought before a special meeting, proposals of business must also comply with all other provisions of law and of these Bylaws, including Section 2.3(d).

(~~c~~d)    Advance Notice of Director Nominations for Special Meetings.
(i)    For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the Board shall be made only (1) by or at the direction of the Board (or any duly authorized committee thereof) or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.13(~~c~~d) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Sections 2.13(b)(ii) and 2.13(b)(iii) above. To be timely, such notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) calendar day prior to such special meeting or (y) the tenth (10th) calendar day following the day on which such notice was mailed or Public Announcement is first made of the date of the special meeting and of the nominees (if any) proposed by the Board to be elected at such meeting, whichever occurs first. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.13(~~c~~d). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. For the avoidance of doubt, if a nominee and/or the stockholder providing a Nomination Notice relating to such nominee breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.13, as determined by the Board (or any duly authorized committee thereof) or the chairperson of the meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 2.13 and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(ii)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(~~d~~e)    Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.13, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement or right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.
2.14    ORGANIZATION
Meetings of stockholders shall be presided over by (a) the Chairperson of the Board or, in the absence thereof, (b) such person as the Chairperson of the Board shall appoint or, in the absence thereof or in the event that the Chairperson of the Board shall fail to make such appointment, (c) such person as any Chief Executive Officer shall appoint or, in the absence thereof or in the event that any Chief Executive Officer shall fail to make such appointment, (d) any officer of the corporation elected by the Board. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who, unless otherwise required by applicable law, may include individual(s) who serve the corporation in other capacities, including, without limitation, as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporation Law of Delaware or other applicable law.
The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, rules or regulations to maintain order at the meeting and the safety of those present, limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, restrictions on entry to the meeting after the time fixed for commencement thereof, limitations on the time allotted to questions or comments by stockholders and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).
2.15    NOTICE BY ELECTRONIC TRANSMISSION
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of Delaware, the Certificate, or these Bylaws shall be effective if given by a form of electronic transmission in accordance with the General Corporation Law of Delaware.
ARTICLE III
DIRECTORS
3.1    POWERS
The business and affairs of the corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.
3.2    NUMBER OF DIRECTORS
Subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.
No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3    ELECTION~~,~~ AND QUALIFICATION ~~AND TERM OF OFFICE~~ OF DIRECTORS
~~Except as provided in the Certificate or Section 3.4 of these Bylaws, directors~~Until the election of directors at the annual meeting of stockholders to be held in 2025, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three ~~(3)~~ classes, as nearly equal in number as possible, one ~~(1)~~ class ~~to be~~being the class originally elected for a term expiring at the annual meeting of stockholders to be held in 2003 and most recently elected for a term expiring at the annual meeting of stockholders to be held in 2024, another class ~~to be~~being the class originally elected for a term expiring at the annual meeting of stockholders to be held in 2004 and to be elected at the annual meeting of stockholders to be held in 2022 for a term expiring at the annual meeting of stockholders to be held in 2025, and another class ~~to be~~being the class originally elected for a term expiring at the annual meeting of stockholders to be held in 2005 and most recently elected for a term expiring at the annual meeting of stockholders to be held in 2023, with each class to hold office until its successor is duly elected and qualified ~~or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding~~. Until the annual meeting of stockholders~~, commencing with the first annual meeting (a)~~ to be held in 2023, directors elected to succeed ~~those~~ directors whose terms ~~then~~ expire shall be elected for a term of office to expire at the third (3rd) succeeding annual meeting of stockholders after their election~~, with each director to hold office until his or her successor shall have been duly elected and qualified or upon such director’s earlier death, resignation or removal, and (b) if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created (as set forth in Section 3.4 below). If~~. Commencing with the election of directors at the annual meeting of stockholders to be held in 2023, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders, and commencing with the election of directors at the annual meeting of stockholders to be held in 2025, the classification of the Board shall terminate. Until such time as the classification of the Board shall terminate, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
Each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
Directors need not be stockholders unless so required by the Certificate or these Bylaws, wherein other qualifications for directors may be prescribed.
Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot ~~and, subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors and each director so elected shall hold office until the next election of the class to which such director has been elected and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal~~. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the chairperson of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.
3.4    RESIGNATION AND VACANCIES
Any director may resign at any time upon written notice or by electronic transmission to the corporation. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time.
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines or is otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by a majority vote of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    RESERVED
3.7    REGULAR MEETINGS
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
3.8    SPECIAL MEETINGS; NOTICE
Special meetings of the Board for any purpose(s) may be called at any time by the Chairperson of the Board, any Chief Executive Officer, the President or a majority of the members of the Board then in office. The person(s) authorized to call special meetings of the Board may fix the place, if any, and time of the meetings.
Notice of the time and place, if any, of special meetings shall be:
(i)    delivered personally by hand, by courier or by telephone;
(ii)    sent by United States first-class mail, postage prepaid;
(iii)    sent by facsimile; or
(iv)    sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive offices) nor the purpose of the meeting.
3.9    QUORUM
At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate or by the rules and regulations of the primary securities exchange or quotation system on which the shares of the corporation are listed or quoted for trading. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.
3.10    WAIVER OF NOTICE
Whenever notice is required to be given to any director or member of a committee under any provisions of the General Corporation Law of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate or these Bylaws.
3.11    ADJOURNED MEETING; NOTICE
If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.12    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
3.13    FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.14    RESERVED
3.15    REMOVAL OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board~~, but only for cause and~~  only by the affirmative vote of the holders of ~~at least sixty-six and two-thirds percent (66 2/3%)~~a majority of the voting power of all of the then outstanding shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, and, as long as the Board is classified under Section 3.3 of these Bylaws, only for cause.
3.16    PROXY ACCESS FOR DIRECTOR NOMINATIONS
(a)    Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.16, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board by an Eligible Stockholder (as defined in clause (d) ~~below~~ of this Section 3.16) pursuant to and in accordance with this Section 3.16 (a “Stockholder Nominee”). For purposes of this Section 3.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in clause (h) of this Section 3.16). For the avoidance of doubt, nothing in this Section 3.16 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 3.16. Subject to the provisions of this Section 3.16, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(b)    In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 3.16, the Eligible Stockholder shall have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and shall expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 3.16. To be timely, a Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.
(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 3.16(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders), (ii) the number of incumbent directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board, and (iii) the number of persons for which the corporation shall have received ~~notice~~timely notice under Section 2.13(b) of these Bylaws (even if, for avoidance of doubt, such notice is received after the Final Proxy Access Nomination Date) that a stockholder intends to nominate as a candidate for election to the Board at the annual meeting of stockholders pursuant to Section 2.13(b) of these Bylaws, but only to the extent the Permitted Number after such reduction with respect to this clause (iii) equals or exceeds one. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 whom the Board determines to include in the corporation’s proxy statement (whether as a Stockholder Nominee or otherwise) shall be counted as one of the Stockholder Nominees even if such individual’s nomination is subsequently withdrawn, disregarded or declared invalid or ineligible, unless such withdrawal, disregard, or declaration of invalidity or ineligibility occurs before the date that is twenty-five (25) calendar days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.16 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.16 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 3.16 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(d)    An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in clause (e) below of this Section 3.16) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the corporation that represents at least three percent (3%) of the outstanding shares of common stock of the corporation as disclosed in the corporation’s most recent periodic filing with the Securities and Exchange Commission prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation in accordance with this Section 3.16 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting, and (iii) meets all other requirements of this Section 3.16; provided, that if an Eligible Stockholder consists of or is proposed to consist of a permitted group of stockholders, then (x) only the least number of shares Owned by a given stockholder at any time during the Minimum Holding Period may be counted toward the Required Shares for purposes of the foregoing clause (i), and (y) the condition of the foregoing clause (ii) shall be considered satisfied only if each stockholder that is a member of such group of stockholders continues to Own through the date of the annual meeting no less than the least number of shares Owned by such stockholder at any time during the Minimum Holding Period. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 3.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement or representation under this Section 3.16 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(e)    For purposes of Section 2.3 and this Section 3.16, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares~~,~~; provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (A) promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials, and (B) continue to hold such recalled shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board.

(f)    To be in proper written form, a Notice of Proxy Access Nomination shall set forth or be accompanied by the following:
(1)    a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, and (C) indicating whether it intends to continue to own the Required Shares for at least one (1) year following the annual meeting;
(2)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting or the public announcement thereof, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(3)    a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act;
(4)    the information, representations, agreements and other documents that would be required to be set forth in or included with a Nomination Notice pursuant to Section 2.13(b)(ii)(1)(F) (including the written representation and agreement of each Stockholder Nominee required by Section 3.17);
(5)    a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 3.16, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(6)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.16 or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation relating to the meeting at which its Stockholder Nominee(s) will be nominated (other than such Eligible Stockholder’s Supporting Statement), regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the 1934 Act;
(7)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.16 (including withdrawal of the nomination); and
(8)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)    In addition to the information required or requested pursuant to Section 3.16(f) or any other provision of these Bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information that (A) may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors (the “Independence Standards”), (B) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or (C) may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 3.16 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.
(h)    The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words for each Stockholder Nominee, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.16, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(i)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to Own at least the Required Shares at any time prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 3.16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 3.16(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 3.16).
(j)    Notwithstanding anything to the contrary contained in this Section 3.16, the corporation shall not be required to include in its proxy materials, pursuant to this Section 3.16, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board would cause the corporation to be in violation of these Bylaws, the Certificate, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)    Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 3.16, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.16, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board or any committee thereof or the chairperson of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (C) the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(l)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.16 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board pursuant to Section 2.13(b) of these Bylaws.

(m)    This Section 3.16 provides the exclusive method for a stockholder to include nominees for election to the Board in the corporation’s proxy materials.
3.17    DIRECTOR NOMINEE REPRESENTATION AND AGREEMENT
In order to be eligible for election or reelection as a director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business ethics, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors, and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.
ARTICLE IV
COMMITTEES
4.1    COMMITTEES OF DIRECTORS
The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
4.2    COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3    MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time and place of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE V
OFFICERS
5.1    OFFICERS
The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, one or more Chief Executive Officers, and at the discretion of the Board or any Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person. The officers of the corporation need not be stockholders of the corporation nor, except in the case of the Chairperson of the Board or the Vice Chairperson of the Board, need such officers be directors of the corporation.
5.2    ELECTION OF OFFICERS
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.1, 5.3 and 5.5 of these Bylaws, shall be chosen by the Board or, other than with respect to the Chairperson of the Board, a Vice Chairperson of the Board, or any Chief Executive Officer, by a Chief Executive Officer, the President or the Chief Operating Officer (or by any other officer to whom such authority has been delegated by the Board or by any Chief Executive Officer, the President or the Chief Operating Officer), subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.
5.3    SUBORDINATE OFFICERS
The Board, any Chief Executive Officer, the President or the Chief Operating Officer (or any other officer to whom such authority has been delegated by the Board or by any Chief Executive Officer, the President or the Chief Operating Officer) may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
5.4    REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, (i) by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or (ii) other than with respect to the Chairperson of the Board, a Vice Chairperson of the Board, or any Chief Executive Officer, by any Chief Executive Officer, the President or the Chief Operating Officer (or by any other officer to whom such authority has been delegated by the Board or by any Chief Executive Officer, the President or the Chief Operating Officer).
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5    VACANCIES IN OFFICES
Any vacancy occurring in any office of the corporation shall be filled by the Board or, other than with respect to the Chairperson of the Board, a Vice Chairperson of the Board, or any Chief Executive Officer, by any Chief Executive Officer, the President or the Chief Operating Officer (or by any other officer to whom such authority has been delegated by the Board or by any Chief Executive Officer, the President or the Chief Operating Officer).
5.6    CHAIRPERSON OF THE BOARD
The Chairperson of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there are no Chief Executive Officers or is no President, then the Chairperson of the Board shall also be a Chief Executive Officer of the corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws.
5.7    CHIEF EXECUTIVE OFFICER
Subject to such supervisory powers, if any, as the Board may give to the Chairperson of the Board, the Board may elect one or more persons to comprise the office of the Chief Executive Officer and each such individual shall be deemed to be a Chief Executive Officer, and each Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. Any Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. Any Chief Executive Officer may serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairperson of the Board, any Chief Executive Officer may preside at all meetings of the Board.
5.8    PRESIDENT
In the absence or disability of every Chief Executive Officer, the President shall perform all the duties of a Chief Executive Officer. When acting as a Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, a Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, any Chief Executive Officer or the Chairperson of the Board.
5.9    VICE PRESIDENT
In the absence or disability of the President, every Chief Executive Officer, and the Chief Operating Officer, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairperson of the Board, any Chief Executive Officer, the President, or the Chief Operating Officer.
5.10    SECRETARY
The Secretary shall keep or cause to be kept, at the principal executive offices of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive offices of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Sections 2.12, 7.1 and 7.2 of these Bylaws.
The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.
5.11    CHIEF OPERATING OFFICER
The Chief Operating Officer shall perform such duties as from time to time may be assigned to him or her by the Board, by any Chief Executive Officer or the President. In the absence or disability of every Chief Executive Officer and President, the Chief Operating Officer may be designated by the Board to perform all duties of a Chief Executive Officer or President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, a Chief Executive Officer or President.
5.12    CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.
The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board or any Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Board and each Chief Executive Officer, or in the absence of any Chief Executive Officer, the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the corporation.
5.13    ASSISTANT SECRETARY
The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
5.14    ASSISTANT TREASURER
The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
5.15    AUTHORITY AND DUTIES OF OFFICERS
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board. The Board, any Chief Executive Officer, the President or the Chief Operating Officer may delegate to any other officer of the corporation the power to appoint or replace such other subordinate officers and to prescribe their respective duties and powers.
ARTICLE VI
INDEMNITY
6.1    RIGHT TO INDEMNIFICATION
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of such entities), including service with respect to an employee benefit plan maintained or sponsored by the corporation (or any predecessor) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.
6.2    RIGHT TO ADVANCEMENT OF EXPENSES
In addition to the right to indemnification conferred in Section 6.1, an Indemnitee shall also have the right to be paid by the corporation the expenses incurred in defending against any such Proceeding in advance of its final disposition (an “Advancement of Expenses”), such Advancement of Expenses to be paid by the corporation within twenty (20) calendar days after the receipt by the corporation of a statement(s) from the Indemnitee requesting such Advancement of Expenses from time to time; provided, however, that if the General Corporation Law of Delaware requires, the payment of an Advancement of Expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking (an “Undertaking”), by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified for such Advancement of Expenses under this Section 6.2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Section 6.1 and this Section 6.2 shall be contract rights.
6.3    RIGHT OF INDEMNITEE TO BRING SUIT
To obtain indemnification or Advancement of Expenses under this Article VI, an Indemnitee shall submit to the corporation a written request, including such documentation and information as are reasonably available to the Indemnitee and are reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or Advancement of Expenses. Upon such written request, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as defined below); (b) if no request is made by the Indemnitee for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification or Advancement of Expenses is to be made by Independent Counsel at the request of the Indemnitee, the Independent Counsel shall be selected by the Board, unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification or Advancement of Expenses is claimed a Change of Control (as defined below), in which case the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board. If it is so determined that the Indemnitee is entitled to indemnification or Advancement of Expenses, payment to the Indemnitee shall be made within ten (10) calendar days after such determination.
If a claim under Section 6.1 or 6.2 is not paid in full by the corporation within thirty (30) calendar days after a written claim has been received by the corporation as set forth above, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses where the required Undertaking, if any is required, has been tendered to the corporation) it shall be a defense that, and (b) in any suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the corporation shall be entitled to recover such Advancement of Expenses upon a determination that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the corporation to recover and Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the corporation.

6.4    NON-EXCLUSIVITY OF RIGHTS
If a determination shall have been made pursuant to this Article VI that the Indemnitee is entitled to indemnification or Advancement of Expenses, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.3 above. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.3 above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Article VI.
The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
If any provision(s) of this Article VI of these Bylaws shall be held to be invalid, illegal or unenforceable for any reasons whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
6.5    INSURANCE
The corporation may maintain insurance to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.
6.6    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION
The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of directors and officers of the corporation.
6.7    DEFINITIONS
For the purposes of this Article VI:
(a)    “Change of Control” means:
(1)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the corporation (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the corporation or any acquisition from other stockholders where (aa) such acquisition was approved in advance by the Board, and (bb) such acquisition would not constitute a change of control under subsection (3) of this definition; (II) any acquisition by the corporation; (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) or (C) of subsection (3) of this definition;
(2)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;
(3)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or
(4)    Approval by the stockholders of a complete liquidation or dissolution of the corporation.
(b)    “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification or Advancement of Expenses is sought by the Indemnitee.

(c)    “Independent Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.
Any notice, request or other communication required or permitted to be given to the corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.
ARTICLE VII
RECORDS AND REPORTS
7.1    MAINTENANCE AND INSPECTION OF RECORDS
The corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.
Any such records administered by or on behalf of the corporation may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases)~~,~~; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive offices.
7.2    INSPECTION BY DIRECTORS
Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Delaware Court of Chancery (the “Court”) is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3    REPRESENTATION OF SHARES OF OTHER CORPORATIONS
Unless otherwise directed by the Board, any Chief Executive Officer or, in the absence of every Chief Executive Officer, the President, or any other person authorized by any Chief Executive Officer or, in the absence of every Chief Executive Officer, the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VIII
GENERAL MATTERS
8.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.2    STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the corporation shall be represented by certificates; provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.3    SPECIAL DESIGNATION ON CERTIFICATES
If the corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.4    LOST CERTIFICATES
Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.5    CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
8.6    DIVIDENDS
The directors of the corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.
The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
8.7    FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.
8.8    SEAL
This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
8.9    TRANSFER OF STOCK
Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the corporation), it shall be the duty of the corporation, as the corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
8.10    REGISTERED STOCKHOLDERS
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE IX
AMENDMENTS
The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate, the amendment or repeal of all or any portion of Article II, Section 3.2 (number of directors), Section 3.3 (election and~~,~~ qualification ~~and term of office~~ of directors), Section 3.4 (resignation and vacancies), Section 3.15 (removal of directors), Article VI or this Article IX by the stockholders of the corporation shall require the affirmative vote of the holders of at least a majority~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class.

~~CERTIFICATE BY SECRETARY OF ADOPTION OF AMENDED AND RESTATED BYLAWS~~
~~OF~~
~~NETFLIX, INC.~~
~~The undersigned hereby certifies that he is the duly elected, qualified and acting Assistant Secretary of Netflix, Inc. and that the foregoing Amended and Restated Bylaws, comprising 38 pages, were adopted as the Bylaws of the corporation on December 16, 2020 by the Board of the corporation.~~
~~IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal on December 16, 2020.~~
~~/s/ Reg Thompson____________~~
~~Reg Thompson~~
~~Assistant Secretary~~